                                                                     EXHIBIT 4.1


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment"), dated as of June 30, 2006, is between CENTRUE FINANCIAL CORPORATION (f/k/a, Kankakee Bancorp, Inc.), a Delaware corporation (the "Company"), and LASALLE BANK NATIONAL ASSOCIATION, as Rights Agent (the "Rights Agent"), and amends the Rights Agreement, dated as of May 11, 1999, between the Company and the Rights Agent, as amended by Amendment No. 1 to Rights Agreement dated as of May 9, 2000 (the "Rights Agreement").

                                    RECITALS

         A. The Board of Directors of the Company anticipates approving an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") between the Company and UnionBancorp, Inc., a Delaware corporation ("Union"), providing for the merger of the Company with and into Union.

         B. The Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the Company and its stockholders.

         C. The willingness of Union to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein.

         D. Section 27 of the Rights Agreement provides that, among other things, as long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights.

         E. The Company believes that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth below.

         F. The amendment to the Rights Agreement described herein was approved by the unanimous vote of the Board of Directors of the Company at a duly called meeting held on June 30, 2006, at which a quorum was continuously present.

         G. All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                                   AGREEMENTS

Section 1. The Rights Agreement is hereby amended as follows:

         1.1   Amendment to Section 1.

               a. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

               "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, "Acquiring Person" shall not include Union, any Affiliate of Union, any Associate of Union, or any Beneficial Owner of Union."

               b. The definition of "Distribution Date" set forth in Section 1(i) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

               "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Distribution Date" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

               c. The definition of "Flip-In Event" set forth in Section 1(n) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

               "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Flip-In Event" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

               d. The definition of "Stock Acquisition Date" set forth in
         Section 1(aa) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

               "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Stock Acquisition Date" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

               e. Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (kk), which shall read as follows:

               "(gg) "Merger Agreement" shall mean that certain Merger Agreement, dated as of June 30, 2006, by and between the Company and Union, as amended from time to time."

               f. Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (ll), which shall read as follows:

               "(hh) "Transaction Documents" shall mean all documents, agreements, instruments, undertakings, approvals, consents, certificates, registrations, notices, or statements executed and delivered in connection with the Merger Agreement, including the voting agreements delivered thereunder, as each may be amended from time to time."

               g. Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (mm), which shall read as follows:

               "(ii) "Union" shall mean UnionBancorp, Inc., a Delaware corporation.

         1.2 Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by: (a) deleting the word "or" immediately preceding the symbol "(iii);" (b) inserting a comma in substitution for such deleted word; (c) deleting "(the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date");" and (d) by adding the following text immediately after clause (iii):

               "or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of such times being herein referred to as the "Expiration Date")."

         1.3   Addition of Section 35.

               "SECTION 35. EXCEPTION FOR MERGER AGREEMENT AND TRANSACTION DOCUMENTS. Notwithstanding anything to the contrary in this Rights Agreement, no Person shall be granted or issued any Rights, and no holder of any Rights shall be entitled to exercise such Rights under any of the sections, terms, or provisions of this Agreement, by reason of: (i) the negotiation, execution, delivery or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

Section 2. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

Section 3. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 2.

Section 4. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

Section 5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.


                                        CENTRUE FINANCIAL CORPORATION


                                        By:     /s/ Thomas A. Daiber
                                               -----------------------------
                                        Name:       Thomas A. Daiber
                                               -----------------------------
                                        Title:      President & CEO
                                               -----------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Rights Agent


                                        By:     /s/ Mark F. Rimkus
                                               -----------------------------
                                        Name:       Mark F. Rimkus
                                               -----------------------------
                                        Title:      Vice President
                                               -----------------------------